UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

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Interlink Electronics, Inc.

(Name of Registrant as Specified In Its Charter)

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April 28, 2003

Dear Stockholder,

You are cordially invited to the Annual Meeting of the Stockholders of Interlink Electronics, Inc. to be held on June 12, 2003 at 11:00 a.m., Pacific Daylight Time, at the Company’s corporate offices located at 546 Flynn Road, Camarillo, California 93012. Your attendance will provide you an opportunity to hear management’s report on operations and meet with directors and representatives of the Company.

The Company’s revenues increased each quarter in 2002. This accomplishment is particularly noteworthy in light of the continuing global economic challenges most companies have faced. Our efforts to streamline operations and focus our resources on strategic growth areas have brought about numerous positive results. I look forward to sharing these results with you, as well as our anticipation for the future, at the upcoming Stockholders’ Meeting.

The Secretary’s Notice of the Meeting and Proxy Statement attached discuss the matters on which action will be taken at the Stockholders’ Meeting. It is important that your views are represented at the meeting, whether or not you are able to attend.

The vote of every stockholder is important. You can assure that your shares will be represented and voted at the meeting by signing and returning the enclosed proxy card, by voting by telephone or by voting over the Internet. We have enclosed a postage-paid, pre-addressed envelope, as well as detailed instructions on the proxy card for stockholders voting by telephone or over the Internet, to make it convenient for you to vote your shares.

On behalf of the directors and employees of the Company, we value and appreciate your continued support of Interlink Electronics, Inc.

Best regards,

/s/ Michael Thoben

E. Michael Thoben

Chairman, CEO & President

INTERLINK ELECTRONICS, INC.

546 Flynn Road

Camarillo, California 93012

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 12, 2003

To the Stockholders of Interlink Electronics, Inc.:

You are invited to attend the Annual Meeting of Stockholders of Interlink Electronics, Inc., a Delaware corporation. The meeting will be held at the Company’s corporate offices at 546 Flynn Road, Camarillo, California 93012 on June 12, 2003, at 11:00 a.m., Pacific Daylight Time, for the following purposes:

1.	To elect two directors, each to serve a term of three years or until a successor has been elected and qualified; and

2.	To transact any other business that properly comes before the meeting or any adjournment of the meeting.

Only stockholders of record at the close of business on April 11, 2003 are entitled to notice of and to vote at the Annual Meeting or any adjournment of the meeting.

Your vote is important. You may vote by written proxy, by telephone, or over the Internet. Instructions for voting by telephone and over the Internet are printed on the proxy card. If you choose to vote in writing, please date and sign the enclosed proxy card and return it in the enclosed postage-paid, pre-addressed envelope as soon as possible. If you attend the meeting, you may, if you wish, revoke the proxy and vote personally on all matters brought before the meeting.

By Order of the Board of Directors

/s/ Paul D. Meyer

Paul D. Meyer

Secretary

Camarillo, California

April 28, 2003

INTERLINK ELECTRONICS, INC.

546 Flynn Road

Camarillo, California 93012

PROXY STATEMENT

A proxy in the form accompanying this proxy statement is solicited on behalf of the Board of Directors of Interlink Electronics, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held at the Company’s corporate offices at 546 Flynn Road, Camarillo, California 93012 on June 12, 2003, at 11:00 a.m., Pacific Daylight Time. This proxy may also be used at any adjournment of the meeting. We are sending this statement and the enclosed proxy form to you on or about April 28, 2003.

Record Date

Only stockholders of record at the close of business on April 11, 2003 (the “Record Date”) are entitled to notice of, and to vote at, the meeting.

Shares Outstanding and Voting Rights

At the close of business on the Record Date, the Company had 9,778,968 shares of its Common Stock outstanding. Each share of Common Stock issued and outstanding is entitled to one vote on each matter properly presented at the Annual Meeting. There are no cumulative voting rights. The Common Stock is the only outstanding authorized voting security of the Company.

Multiple Stockholders Sharing the Same Address

If you and other residents at your mailing address own shares of Common Stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement. This practice, known as “householding,” reduces the Company’s printing and postage costs. If any stockholder residing at that address wishes to receive a separate annual report or proxy statement, write or telephone the Company as follows: Interlink Electronics, Inc., 546 Flynn Road, Camarillo, California 93012, Attention: Corporate Secretary; (805) 484-8855. Contact the Company in the same way if you and other residents at your address are receiving multiple copies of the annual report and proxy statement and wish to receive single copies in the future.

Proxy Procedure

You may vote by proxy by completing a proxy card and mailing it in the postage-paid, pre-addressed envelope, by using a toll-free telephone number, or by voting over the Internet. Please refer to your proxy card or the information forwarded to you by your bank, broker, or other holder of record to see which options are available to you. Your ability to vote by telephone or by the Internet will close at 5:00 p.m., Pacific Daylight Time, on June 11, 2003.

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. You have three ways to revoke your proxy. First, you may do so in writing by notifying Paul Meyer, the Secretary of the Company, at the Company’s address listed above prior to our exercise of the proxy at the Annual Meeting or any adjournment of the meeting. Secondly, you can cast another valid proxy in writing, by telephone or over the Internet. Your vote will be cast in accordance with the latest valid proxy. Finally, the proxy may also be revoked by affirmatively electing to vote in person while attending the meeting. If you choose to vote in person, please let our personnel know that you are revoking a previously given proxy and are now voting in person. A stockholder who attends the meeting need not revoke the proxy and vote in person unless the stockholder wishes to do so, however. All valid, unrevoked proxies will be voted at the Annual Meeting or any adjournment of the meeting in accordance with the instructions given. If a signed proxy is returned without instructions, it will be voted for the nominees for director and in accordance with the recommendations of management on any other business that may properly come before the meeting or any adjournment of the meeting or matters incident to the conduct of the meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors currently consists of five directors. Pursuant to the Company’s Bylaws, the Board of Directors is divided into three classes, each class serving a three-year term with the term of office of one class expiring each year. Messrs. Merritt Lutz and John Buckett, II are the nominees for re-election at this meeting for a three-year term expiring in 2006. If Messrs. Lutz and Buckett become unavailable for election for any reason, we will name a suitable substitute as authorized by your proxy.

The following table briefly describes the Company’s nominee for director and the directors whose terms will continue. Except as otherwise noted, each has held his principal occupation for at least five years.

Name, Principal Occupation, Age and Other Directorships	Director Since	Term Expires
Nominees

Merritt M. Lutz    60

Chairman of Morgan Stanley Technology Holdings, Inc. Mr. Lutz manages the strategic technology investments and partnerships for Morgan Stanley Technology Holdings, Inc. Previously, he was President of Candle Corporation, a worldwide supplier of systems software from 1989 to November 1993. Mr. Lutz also sits on the boards of three privately held software companies: Algorithmics, Business Engine, and SPSS Inc. He is a former director of the Information Technology Association of America and the NASD Industry Advisory Committee. He holds a bachelors and masters degree from Michigan State University.

	1994	2003

John Buckett, II    54

Vice President, Corporate Development at Scientific-Atlanta, Inc., a leading supplier of broadband communications systems, satellite-based video, voice and data communications networks and worldwide customer service and support, since 1998. He is also a member of the Corporate Management Committee of Scientific-Atlanta, Inc. From 1995 to 1998, Mr. Buckett served as president of the International Division and, before that, as vice president, marketing strategies, for all operating units of Scientific-Atlanta, Inc. He is a member of the Society of Cable Television Engineers and the Cable Television Administration and Marketing Society. Mr. Buckett holds a B.S. degree in electrical engineering from the Georgia Institute of Technology.

	2000	2003

	Director Since	Term Expires
Continuing Directors

George Gu 55 Chairman of GTM (Asia) Investment Holding Limited, a privately owned investment company. Chairman of GTM Corporation (Taiwan). Mr. Gu holds a B.S. degree from North Carolina State University and an M.B.A. degree from Columbia University.	1991	2005

E. Michael Thoben, III 49 President, Chief Executive Officer and Chairman of the Board of Directors of the Company. Prior to joining Interlink Electronics in 1990, Mr. Thoben held numerous senior management positions at Polaroid Corporation for eleven years. Mr. Thoben formerly served on the Board of Directors of the American Electronics Association and is currently a member of the boards of two privately held companies. Mr. Thoben holds a B.S. degree from St. Xavier University and has taken graduate management courses at the Harvard Business School and The Wharton School of Business.	1990	2005

Eugene F. Hovanec 51 Vice President–Finance and Chief Financial Officer of Vitesse Semiconductor Corporation, a supplier of high performance integrated circuits and optical modules, principally targeted at system manufacturers in the communications and storage industries. Mr. Hovanec is a member of the New York State Society of CPA’s, the AICPA and holds a B.B.A. degree from Pace University.	1994	2004

Board Committees and Meetings

The Board of Directors acted by meeting and by unanimous written consent in lieu of meetings six times during the last fiscal year. The Board of Directors has three standing committees. Each director participated in at least 75% of the aggregate number of meetings and actions by unanimous written consent of the Board of Directors and at least 75% of each of the meetings of each of the committees of which he was a member.

The Board maintains a standing Audit Committee, which, in 2002, consisted of Messrs. Hovanec, Buckett and Gu. In 2002, the Audit Committee held two meetings in person and two telephonic meetings. All of the members attended each of the four meetings. The Company believes that all three members of the Audit Committee are “independent directors” within the meaning of Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers. Pursuant to the written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its oversight responsibilities relating to corporate accounting, the Company’s reporting practices and the quality and integrity of the Company’s financial statements; compliance with law and the maintenance of ethical standards by the Company; and the Company’s maintenance of effective internal controls. For additional information about the Audit Committee, see “Audit Committee Matters.”

The Board of Directors’ Compensation Committee, which is currently comprised of Messrs. Hovanec, Gu and Lutz, reviews the compensation levels of the Company’s executive officers and makes recommendations to the Board regarding changes in compensation. The Compensation Committee also administers the Company’s stock option plans and recommends grants under the plans to the Board of Directors. See “Compensation of Executive Officers – Report of the Compensation Committee on Executive Compensation” and “Option Grants in Last Fiscal Year.” The Compensation Committee held three meetings during the last fiscal year.

The Board also maintains a Nominating Committee which is comprised of Messrs. Thoben, Buckett and Lutz. The Nominating Committee makes recommendations to the Board of Directors concerning nominees to the Board of Directors. The Nominating Committee had one meeting in 2002. The Nominating Committee will consider nominees recommended by stockholders of the Company. Recommendations for nominees should be sent to: Interlink Electronics, Inc., 546 Flynn Road, Camarillo, California 93012, Attention: Corporate Secretary.

Director Compensation

Directors are paid a fee of $500 for each Board meeting and committee meeting attended in person and $100 per hour (up to a maximum of $500 per meeting) for each Board meeting attended telephonically. They are also reimbursed for costs incurred attending Board meetings. Any director who is not an employee of the Company and has not, within one year, been an employee of the Company (a “Non-Employee Director”) is eligible to receive options under our 1996 Stock Incentive Plan, as amended (the “1996 Plan”). The option price for all options granted to Non-Employee Directors under the 1996 Plan is not less than the fair market value of the Common Stock on the date the option is granted. Each person who becomes a Non-Employee Director is automatically granted an option to purchase 30,000 shares of Common Stock at the time he or she becomes a Non-Employee Director. The 1996 Plan also provides for the automatic, non-discretionary, annual grant to all continuing Non-Employee Directors of options to purchase up to 7,500 shares of the Company’s Common Stock. The options granted to Non-Employee Directors have a five-year term from the date of grant. Each option becomes exercisable for 33 1/3% of the number of shares covered by the option at the end of each of the first three years of the option term. Options may be exercised while the optionee is a director of the Company, within 30 days after the date the optionee’s service as a director is terminated for any reason other than death or disability or prior to the expiration of the options, whichever comes first, or if the optionee’s service as a director is terminated as a result of death or disability, within one year after the date of termination or prior to the expiration of the options, whichever comes first. Options are subject to adjustment in the event of certain changes in capital structure of the Company.

Recommendation by the Board of Directors

The Board of Directors recommends that stockholders vote “for” the election of the nominees named in this proxy statement. If a quorum of stockholders is present at the meeting, the nominees for director who receive the greatest number of votes cast at the meeting will be elected director. We will treat abstentions and broker non-votes as present but not voting.

INDEPENDENT AUDITORS

KPMG LLP audited the Company’s financial statements for the fiscal year ended December 31, 2002 and has been appointed to act as auditors for the review of the Company’s first quarter 2003 results. Representatives of KPMG LLP have been invited to attend the Annual Meeting, will be given the opportunity to make a statement if they wish and will be available to respond to appropriate questions.

COMPENSATION OF EXECUTIVE OFFICERS1

The Compensation Committee of the Board of Directors (the “Committee”) is composed of three non-employee directors. Pursuant to authority delegated by the Board, the Committee initially determines the compensation to be paid to the Chief Executive Officer and to each of the other executive officers of the Company. Following such determination by the Committee, issues concerning officer compensation are submitted to the Board of Directors for approval. Directors who are also officers of the Company do not participate in this approval process. The Committee also is responsible for developing and making recommendations to the Board with respect to the Company’s executive compensation policies.

Report of the Compensation Committee on Executive Compensation

The Company’s compensation policies for officers (including the named executive officers) are designed to compensate the Company’s executives fairly and to provide incentives for the executives to manage the Company’s business effectively for the benefit of its stockholders.

The key objectives of the Company’s executive compensation policies are to attract and retain key executives who are important to the long-term success of the Company, and to provide incentives for these executives to achieve high levels of job performance and to strive to enhance stockholder value. The Company seeks to achieve these objectives by paying its executives a competitive level of base compensation for companies of similar size and in similar industries and by providing its executives an opportunity for further reward for outstanding performance in both the short-term and the long-term. It is the current policy of the Committee to set base salaries conservatively and to emphasize opportunities for performance-based rewards through annual cash bonuses and stock option grants.

Options granted to employees, including executive officers, under the Company’s 1996 Stock Incentive Plan generally are intended to qualify as incentive stock options. To the extent, however, that the aggregate fair market value of the stock with respect to which options are exercisable for the first time during any calendar year exceeds $100,000, the options will be treated as nonqualified stock options. The Company receives no tax deduction from the exercise of an incentive stock option unless the optionee disposes of the acquired shares before satisfying certain holding periods. The Committee believes the grant of incentive stock options, despite the general nondeductibility, benefits the Company by encouraging the long-term ownership of the Company’s stock by officers and other employees.

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its five most highly compensated officers in any year. The levels of salary and bonus paid by the Company generally do not exceed this limit. However, upon exercise of nonqualified

1 This section is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, regardless of the date or any other general incorporation language in such filing.

stock options, the excess of current market price over the option price (the “option spread”) is treated as compensation. In addition, if the holder of an incentive stock option disposes of stock received upon exercise of the option before satisfying certain holding period requirements, the optionee will recognize ordinary compensation income for the year of disposition equal to the lesser of the option spread and the amount of gain realized by the optionee upon disposition. Under regulations promulgated by the Internal Revenue Service, the $1,000,000 cap on deductibility will not apply to option spread compensation from the exercise of either a nonqualified stock option or a disqualifying disposition of an incentive stock option if such exercise meets certain performance-based requirements. One of the performance-based requirements is that an option grant to any individual may not exceed a stockholder-approved maximum number of shares. Accordingly, the option spread compensation from an exercise (in the case of nonqualified stock options) of those options generally would be treated as compensation for tax purposes and taken into account in determining the $1,000,000 cap on deductibility. The stockholders approved an increase in the maximum number of shares of an option grant to 300,000 in 2001.

Stock Option Surrender and Reissuance.    In July 2002, as a result of significant decrease in the market price of the Company’s Common Stock over the last three years, the Board of Directors determined that options to purchase an aggregate of 637,000 shares of Common Stock previously granted to employees and directors of the Company no longer provided a meaningful incentive as originally intended. These options had been granted pursuant to the Company’s 1996 Stock Incentive Plan and had an original exercise price of either $15 or $27 per share. Because of the Compensation Committee’s desire to motivate high levels of performance and to offer eligible employees a valuable incentive to stay with the Company, the Board of Directors approved an exchange offer pursuant to which eligible employees and directors with stock option grants under the Plan having an exercise price of either $15 or $27 per share could exchange them for new stock options to be granted at least six months and one day (with an exercise price equal to the fair market value on the date of grant, which shall be the closing price of a share of the Company’s Common Stock on the Nasdaq National Market) after the date the tendered options are cancelled.

Executive Officer Compensation Program.    The Company’s executive officer compensation program is comprised of three elements: base salary, annual cash bonus and long-term incentive compensation in the form of stock option grants.

Salary.    The Company attempts to establish base salary levels for the Company’s executive officers that are competitive with those established by companies of similar size in the computer electronics and technology industries. In determining individual salaries within the established ranges, the Committee takes into account individual experience, job responsibility and individual performance during the prior year. The Committee does not assign a specific weight to each of these factors in establishing individual base salaries. Each executive officer’s salary is reviewed annually, and increases to base salary are made to reflect competitive market increases and the factors described above.

In determining 2002 salaries, the Committee compared the proposed salaries to the ranges established in fiscal 2001, reviewed salaries of executives of similar companies and made specific adjustments as determined by the Committee to be appropriate in the circumstances.

Cash Bonuses.    The purpose of the cash bonus component of the compensation program is to provide a direct financial incentive to executives and other employees to achieve predetermined Company performance objectives. The Company currently has one cash bonus plan covering the executive officers of the Company.

Performance objectives for the Company as a whole are determined at the beginning of each fiscal year during the annual budgeting process and are approved by the Board of Directors. These objectives are based upon competitive conditions and general economic circumstances then prevailing in the industries in which the Company does business. Eligibility of an executive officer for a bonus is generally dependent upon the achievement of the predetermined performance objectives established pursuant to the bonus plan. Target bonus amounts are established by the Committee for each executive officer at the beginning of each fiscal year at a percentage of the executive officer’s base salary, which in fiscal 2002 was 20% of base salary. If the predetermined performance goals are met, a preliminary bonus amount is calculated under the bonus formula up to a maximum of the target bonus amount. The final bonus amount paid to an eligible executive officer is determined by the Committee, which has discretion to increase or decrease the formula-derived figure within certain limits based upon the Committee’s assessment of the individual’s performance and to pay special bonuses in extraordinary circumstances as judged by the Committee.

In determining the 2002 bonuses, the Committee based its decision on the formula derived according to the bonus plan. The formula employed contains an objective component, linked to the Company’s revenue growth and profitability, as well as a subjective component, based upon the Committee’s assessment of the individual officer’s relative contribution to the Company as a whole. Awarded bonuses, if any, are typically paid in the first quarter of the following fiscal year.

Stock Options.    Under the Company’s compensation policy, stock options are the primary vehicle for rewarding long-term achievement of Company goals. The objectives of the program are to align employee and stockholder long-term interests by creating a strong and direct link between compensation and increases in share value. Under the Company’s 1996 Stock Incentive Plan, the Board of Directors or the Committee may grant options to purchase Common Stock of the Company to key employees of the Company and its subsidiaries. The Board of Directors makes annual grants of options to purchase the Company’s Common Stock at an exercise price equal to the fair market value of the shares on the date of grant (the last sale price as reported on the Nasdaq National Market on the date of grant). Starting in 2000, the Company’s options generally vest ratably on a monthly basis for three succeeding years. Prior to 2000, the Company’s options generally vested 25% on the grant date and the remainder vested ratably on a monthly basis thereafter for the three succeeding years. Stock options generally have a five-year term but terminate earlier if employment is terminated. Option grants to executive officers depend upon the level of responsibility and position, the Committee’s subjective assessment of performance, the number of options granted in the past and the exercise price of such grants, among other factors. No options were granted to executive officers in fiscal 2002.

Chief Executive Officer Compensation.    The Committee determined the Chief Executive Officer’s compensation for fiscal 2002, with the final approval of the Board of Directors, employing the same criteria that it used to set compensation for other executive officers. The Chief Executive Officer’s base salary was determined based upon a review of both the salaries of chief executive officers for companies of comparable size and in comparable industries and the Chief Executive Officer’s performance.

Compensation Committee for 2002

Merritt Lutz, Chair

Eugene Hovanec

George Gu

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. Hovanec, Gu and Lutz. There are no interlocking relationships, as described by the Securities and Exchange Commission, between the Compensation Committee members and executive officers of the Company.

Summary Compensation Table

The following table sets forth a summary of all compensation paid to the Chief Executive Officer of the Company and two other executive officers of the Company for services in all capacities to the Company and its subsidiaries during each of the last three fiscal years. The option numbers have been adjusted retroactively to reflect the three-for-two stock dividend to all stockholders of record on March 20, 2000.

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus(1)	Other Annual Compensation		Securities Underlying Options (#)
E. Michael Thoben, III Chairman of the Board, President and Chief Executive Officer	2002 2001 2000	$202,500 214,375 240,000	$32,000 -0- 60,000	$60,000 47,285 —	(2) (2)	— 285,000 90,000
Paul D. Meyer Chief Financial Officer and Secretary	2002 2001 2000	$150,010 147,508 135,000	$18,000 -0- 33,600	— — —		— 142,500 45,000
Mike W. Ambrose Sr. Vice President, Technology and Product Development	2002 2001 2000	$135,000 131,250 115,000	$15,000 -0- 24,000	— — —		— 131,000 37,500

(1)	Bonuses listed are paid in the succeeding fiscal year. See “Report of Compensation Committee on Executive Compensation-Executive Officer Compensation Program-Cash Bonuses.”

(2)	The Company reimbursed Mr. Thoben $60,000 and $47,285 in 2002 and 2001, respectively, for the use of his personal airplane to transport him on Company business.

Option Grants in Last Fiscal Year

No stock options were granted to executive officers in 2002.

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table indicates (on an aggregated basis) (i) stock options exercised by named executive officers during fiscal 2002, including the value realized on the date of exercise, (ii) the number of shares subject to exercisable and unexercisable stock options as of the Company’s fiscal year end, December 31, 2002, and (iii) the value of “in-the-money” options at December 31, 2002.

	Shares Acquired On Exercise	Value Realized	Number of Unexercised Options at Year-End		Value of Unexercised In-the-Money Options At Year-End(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
E. Michael Thoben, III	—	—	676,313	146,258	$1,071,400	$101,750
Paul D. Meyer	—	—	245,082	73,125	368,377	50,875
Mike W. Ambrose	—	—	99,243	68,657	54,840	50,875

(1)	Options are “in-the-money” at the fiscal year-end if the fair market value of the underlying securities on such date exceeds the exercise price of the option. The amounts set forth represent the difference between the fair market value of the securities underlying the options on December 31, 2002, based on the last sale price of $3.88 per share of Common Stock on that date as reported by the Nasdaq National Market and the exercise price of the options, multiplied by the applicable number of options.

Performance Graph (2)

(2)	This section is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, regardless of the date or any other general incorporation language in such filing.

The following line graph provides a comparison of the annual percentage change in the Company’s cumulative total stockholder return on its Common Stock to the cumulative total return of the Nasdaq Composite Index and a peer group consisting of companies included in the Nasdaq Computer Manufacturers Index. The comparison assumes $100 was invested on January 1, 1998 in the Company’s Common Stock and in each of the foregoing indices and, in each case, assumes the reinvestment of dividends.

Interlink Electronics

Cumulative Total Return To Stockholders

1/1/98—12/31/02

(in $100’s)

AUDIT COMMITTEE MATTERS3

The Board of Directors has approved and adopted a written Audit Committee Charter which reflects the standards set forth in the Securities and Exchange Commission regulations and Nasdaq Stock Market listing standards. A copy of the Audit Committee Charter is attached to our 2001 Proxy Statement and can be accessed on-line through www.sec.gov. Messrs. Hovanec, Buckett and Gu serve on the Audit Committee. Each member of the Audit Committee is a non employee director and is “independent” in accordance with the National Association of Securities Dealers’ listing standards.

Report of the Audit Committee

The Audit Committee’s role is to provide governance, guidance, and oversight regarding financial information provided by the Company to the public or governmental bodies, the Company’s systems of internal controls, and the auditing, accounting, and financial

3 This section is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, regardless of the date or any other general incorporation language in such filing.

reporting processes in general. The Audit Committee regularly meets with management and the Company’s outside auditors, KPMG LLP, to discuss, among other things, the preparation of financial statements, including key accounting and reporting issues. In accordance with the Audit Committee charter, the Audit Committee also oversees the relationship between the Company and its outside auditors, including recommending their appointment, reviewing the scope of their services and related fees, and assessing their independence.

The Audit Committee reviewed the audited financial statements for the year ended December 31, 2002 with management and KPMG LLP. The Audit Committee also discussed with KPMG LLP matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61 (SAS 61), as amended (Communication with Audit Committees). SAS 61 requires the Company’s independent auditors to provide the Audit Committee with additional information regarding the scope and results of their audit of the Company’s consolidated financial statements, including with respect to:

•	their responsibility under generally accepted auditing standards,
•	significant accounting policies,
•	management judgments and estimates,
•	any significant audit adjustments,
•	any disagreements with management, and
•	any difficulties encountered in performing the audit.

The Audit Committee also discussed with KPMG LLP their independence, and KPMG LLP provided the Audit Committee with written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) to the effect that, in their professional judgment, KPMG LLP is independent of the Company within meaning of the federal securities laws. When considering KPMG LLP’s independence, the Audit Committee discussed whether KPMG LLP’s provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the amount of fees paid to KPMG LLP for audit and non-audit services.

Based on the Audit Committee’s review and these meetings, discussions and reports, and subject to the limitations of the Audit Committee’s role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the year ended December 31, 2002 be included in the Company’s Annual Report on Form 10-K.

Audit Committee for 2002

Eugene F. Hovanec, Chairman

George Gu

John Buckett

Principal Accounting Firm Fees

The Company incurred the following fees for services performed by the Company’s principal accounting firms in fiscal 2002. Arthur Andersen LLP was the Company’s principal accounting firm until June 24, 2002 when it was dismissed and subsequently replaced by KPMG LLP on July 23, 2002. See “Change in Independent Public Accountants” below.

Audit Fees	$115,905	(1)
Financial Information
Systems Design and Implementation Fees	$—
All Other Fees	$—

Total	$115,905

(1)	Represents (i) $84,840 for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002 by KPMG LLP, (ii) $26,090 for the reviews of the financial statements included in the Company’s Forms 10-Q for the fiscal year ended December 31, 2002 by KPMG LLP, and (iii) $4,975 for the review of the financial statements included in the Company’s first quarter Form 10-Q for 2002 by Arthur Andersen LLP.

Change in Independent Public Accountants

On June 24, 2002, the Board of Directors, with the approval of its Audit Committee, approved the dismissal of the Company’s independent public accountants, Arthur Andersen LLP. Arthur Andersen LLP’s reports on the Company’s financial statements for each of the last two fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years and during the subsequent interim period through the date of dismissal, June 24, 2002, there have not been any disagreements between the Company and Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, or any reportable events as defined under Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission.

On July 23, 2002, the Board of Directors, with the approval of its Audit Committee, engaged the firm of KPMG LLP to be the Company’s independent public accountants. The Company did not consult KPMG LLP at any time prior to July 23, 2002 with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or concerning any disagreement or reportable event with Arthur Andersen LLP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth information as of March 15, 2003 with respect to the beneficial ownership of the Common Stock by each person, or group of affiliated persons, who is known by us to be the beneficial owner of more than five percent of the Common Stock; each of the directors and the nominees for director; each of the named executive officers; and all of the Company’s named executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable on exercise of currently exercisable or convertible securities or securities exercisable or convertible within 60 days of March 15,

2003 are deemed beneficially owned and outstanding for computing the percentage owned by the person holding such securities, but are not considered outstanding for purposes of computing the percentage of any other person. Except as otherwise noted, the address for each stockholder named below is: c/o Interlink Electronics, 546 Flynn Road, Camarillo, CA 93012.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent Of Class
E. Michael Thoben, III	848,164	(2)	8.0%
George Gu	324,899	(3)	3.3%
Paul D. Meyer	321,125	(4)	3.2%
Michael W. Ambrose	161,189	(5)	1.6%
Eugene F. Hovanec	102,884	(6)	1.0%
Merritt M. Lutz	76,750	(7)	*
John Buckett II	41,251	(8)	*
Royce & Associates, Inc. 1414 Avenue of the Americas New York, NY 10019	726,500	(9)	7.4%
All executive officers and directors as a group (7 people)	1,876,262	(10)	16.6%

*Less than 1%

(1)	Except as modified by applicable community property laws or as otherwise indicated, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite that stockholder’s name.

(2)	Consists of 42,259 shares of Common Stock and options to purchase 805,905 shares of Common Stock.

(3)	Includes 271,899 shares of Common Stock held by Force Sensor Investment Corporation, which is owned by Mr. Gu’s family, and options granted to Mr. Gu to purchase 53,000 shares of Common Stock.

(4)	Consists of 11,251 shares of common stock and options to purchase 309,874 shares of Common Stock.

(5)	Consists of 6,251 shares of Common Stock and options to purchase 154,938 shares of Common Stock.

(6)	Consists of 30,251 shares of Common Stock and options to purchase 72,633 shares of Common Stock. All shares of Common Stock are jointly held with his wife, Victoria Hovanec.

(7)	Consists of 6,251 shares of Common Stock and options to purchase 70,499 shares of Common Stock.

(8)	Consists of 6,251 shares of Common Stock and options to purchase 35,000 shares of Common Stock.

(9)	Based solely on the Schedule 13G dated February 5, 2003.

(10)	Consists of 374,413 shares of Common Stock and options to purchase 1,501,849 shares of Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 11, 2001, E. Michael Thoben, III, our President and Chief Executive Officer, Paul D. Meyer, our Chief Financial Officer, and Michael W. Ambrose, our Senior Vice President, Technology and Product Development, delivered secured promissory notes to the Company as payment for profits required to be disgorged to the Company pursuant to Section 16(b) of the Securities Exchange Act of 1934. The principal amount owed by each person as of June 11, 2001 pursuant to each promissory note was: Mr. Thoben – $132,652; Mr. Meyer – $132,109; and Mr. Ambrose – $104,050. These principal amounts corresponded to the amount of profit realized by each of Messrs. Thoben, Meyer and Ambrose as a result of open market purchases and sales of the Common Stock between October 2000 and April 2001. The principal amount of each note constitutes the largest aggregate amount of indebtedness outstanding at any time during fiscal 2001. Each promissory note bears interest at the rate of 7% per annum and is secured by options which had a value as of June 11, 2001 equal to 150% of the principal amount due under the note. In June 2002, the Board of Directors approved the extension of the officer loans to require the first payment to be due in 2006.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and beneficial owners of more than 10% of the Common Stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms received by the Company and on written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors have been complied with, except that E. Michael Thoben, III, Paul D. Meyer, Mike W. Ambrose, George Gu, Eugene F. Hovanec, John Buckett, II and Merritt M. Lutz each filed a Form 5, Annual Statement of Changes in Beneficial Ownership for 2002 after its due date of February 15, 2003.

ANNUAL REPORT

We have included a copy of the Company’s Annual Report on Form 10-K with these proxy materials.

METHOD AND COST OF SOLICITATION

The Company will pay the cost of preparing and mailing the proxies, the proxy statements and any other materials furnished to the stockholders. In addition to soliciting by mail, the Company’s directors, officers and employees, without additional compensation, may personally request, in person or by telephone, the return of proxies. Brokers and persons holding shares for the benefit of others may incur expenses in forwarding proxies and accompanying materials and in obtaining permission from beneficial owners of stock to execute proxies. On request, we will reimburse those expenses.

OTHER BUSINESS/DISCRETIONARY AUTHORITY

The Board of Directors does not intend to present any business for action at the meeting other than the election of directors, nor does it have knowledge of any matters that may be presented by others. If any other matter properly comes before the meeting, the persons named in the accompanying form of proxy intend to vote in accordance with the recommendations of the Board of Directors.

For this year’s Annual Meeting of Stockholders, if notice of a stockholder proposal to be raised at the Annual Meeting was received at the principal executive offices of the Company after March 11, 2003, proxy voting on that proposal when and if raised at the Annual Meeting will be subject to the discretionary voting authority of the designated proxy holders. If notice of any stockholder proposal to be raised at next year’s Annual Meeting of Stockholders is received by the Company at its principal executive offices after March 14, 2004, then proxy voting on that proposal when and if raised at the 2004 Annual Meeting, will be subject to the discretionary voting authority of the designated proxy holders.

STOCKHOLDER PROPOSALS

Any stockholder proposals to be considered for inclusion in next year’s proxy materials must be received by December 29, 2003 at the Company’s principal executive offices. Stockholders’ proposals should be sent to: Interlink Electronics, Inc., 546 Flynn Road, Camarillo, California 93012, Attention: Corporate Secretary.

Whether you plan to attend the meeting or not, please sign the enclosed proxy form and return it to us in the enclosed stamped, return envelope.

By Order of the Board of Directors

/s/ Paul D. Meyer

Paul D. Meyer

Secretary

PROXY

INTERLINK ELECTRONICS, INC.

Annual Meeting, June 12, 2003

PROXY SOLICITED BY BOARD OF DIRECTORS

PLEASE SIGN AND RETURN THIS PROXY

The undersigned hereby appoints E. Michael Thoben, III, and Paul D. Meyer, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Interlink Electronics, Inc. (the “Company”) on June 12, 2003 and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the following:

1. Election of Directors:	☐ FOR all nominees except as marked to the contrary below.	☐ WITHHOLD AUTHORITY to vote for all nominees listed below.

(Instructions: To withhold authority to vote for any individual, strike a line through the nominee’s name below.)

John Buckett, II, Merritt M. Lutz

2.	Transaction of any business that properly comes before the meeting or any adjournments thereof. A majority of the proxies or substitutes at the meeting may exercise all the powers granted hereby.

(Continued and to be signed on the other side.)

The shares represented by this proxy will be voted as specified on the reverse hereof, but if no specification is made, this proxy will be voted for the election of the directors. The proxies may vote in their discretion as to other matters that may come before this meeting.

Shares:

	Date:	, 2003

P R O X Y	Name:
	Signature(s):	Signature or Signatures
Please date and sign as name is imprinted hereon, including designation as executor, trustee, etc., if applicable. A corporation must sign its name by the president or other authorized officer.

The Annual Meeting of Stockholders of Interlink Electronics, Inc. will be held on June 12, 2003 at 11:00 a.m., Pacific Daylight Time, at the Company’s corporate offices located at 546 Flynn Road, Camarillo, California 93012.

Please Note: Any shares of stock of the Company held in the name of fiduciaries, custodians or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian or brokerage house itself—the beneficial owner may not directly vote or appoint a proxy to vote the shares and must instruct the person or entity in whose name the shares are held how to vote the shares held for the beneficial owner. Therefore, if any shares of stock of the Company are held in “street name” by a brokerage house, only the brokerage house, at the instructions of its client, may vote or appoint a proxy to vote the shares.